Exhibit 3.87

DFI/CORP/38 RECORD 2/00	United States of America State of Wisconsin
DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greeting:

I, RAY ALLEN, Deputy Administrator, Division of Corporate & Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.
/s/ RAY ALLEN RAY ALLEN, Deputy Administrator Division of Corporate & Consumer Services Department of Financial Institutions

DATE: JUN 21 2010	BY:

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

RECEIVED MAR - 8 2004 WISCONSIN DFI	ARTICLES OF INCORPORATION OF SR ACQUISITION CORP.

The undersigned, acting as the incorporator of a corporation under Chapter 180, Wisconsin Statutes, adopts the following Articles of Incorporation for such corporation:

ARTICLE I

The Corporation is incorporated under Chapter 180, Wisconsin Statutes.

ARTICLE II

The name of the Corporation is SR Acquisition Corp.

ARTICLE III

The aggregate number of shares which the Corporation shall be authorized to issue is 10,000 consisting of one class only, designated as “Common Stock,” with $.01 par value.

ARTICLE IV

The address of the initial registered office of the Corporation is 1000 North Water Street, Suite 2100, Milwaukee, Wisconsin 53202 and the name of its initial registered agent at such address is Subsidiary Service, Inc.

ARTICLE V

The number of directors constituting the initial Board of Directors shall be such number as is fixed, from time to time, in the manner prescribed by the By-Laws.

S066849

ARTICLE VI

The name and address of the incorporator are:

[ILLEGIBLE]	Lisa M. O’Donnell, Esq.
Reinhart Boerner Van Deuren s.c.
1000 North Water Street, Suite 2100
Milwaukee, WI 53202
P.O. Box 2965
Milwaukee, WI 53201-2965

ARTICLE VII

Any action required to be taken at a meeting of the shareholders of the Corporation, or any other action which may be taken at a meeting of the shareholders of the Corporation, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders who would be entitled to vote at a meeting those shares with voting power to cast not less than the minimum number or, in the case of voting by voting groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

Executed this 8th day of March 2004.

INCORPORATOR:

/s/ Lisa M. O’Donnell
Lisa M. O’Donnell

This instrument was drafted by Lisa M. O’Donnell, Esq.

Please return this document to:

Kathleen D. Mintner, Paralegal

Reinhart Boerner Van Deuren s.c.

1000 North Water Street, Suite 2100

Milwaukee, WI 53202

P.O. Box 2965

Milwaukee, WI 53201-2965

** TOTAL PAGE .003 **

2

ARTICLES OF INCORPORATION CHAPTER 180	$100.00 + 25.00 Exp STATE OF WISCONSIN FILED MAR - 9 2004 DEPARTMENT OF FINANCIAL INSTITUTIONS 3/10/04 900172 $125.00

RECEIVED MAY 27 2004 WISCONSIN DFI	ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF SR ACQUISITION CORP.

1. The name of the Corporation is SR Acquisition Corp.

2. The amendment adopted relates to Article II of the Articles of Incorporation. After amendment, said Article II shall read in its entirety as follows:

ARTICLE II

The name of the Corporation is Kirchman Corporation.

3. The foregoing amendment to the Articles of Incorporation of the Corporation was consented to in writing by the Sole Director and the Sole Shareholder of the Corporation in accordance with Wisconsin Statutes section 180.1003 on May 27th, 2004.

Dated this 27th day of May, 2004.

SR ACQUISITION CORP.

BY	/s/ Norrie J. Daroga
Norrie J. Daroga, Secretary and Treasurer

This document was drafted by John J. Lott.

Please return this document to:

Tanya R. Braga, Paralegal

Reinhart Boerner Van Deuren s.c.

1000 North Water Street

Suite 2100

Milwaukee, WI 53202

** TOTAL PAGE .003 **

ARTICLES OF AMENDMENT CHAPTER 180 Changes Name	$40.00 + 25.00 Exp STATE OF WISCONSIN FILED MAY 28 2004 DEPARTMENT OF FINANCIAL INSTITUTIONS 5/28/04 418213 $65.00

RECEIVED

  DEC 30 2008

WISCONSIN

        DFI

Sec. 179.77, 180.1105, 181.1105, and 183.1204 Wis. Stats.	State of Wisconsin DEPARTMENT OF FINANCIAL INSTITUTIONS Division of Corporate & Consumer Services

ARTICLES OF MERGER

1. Non-Surviving Parties to the Merger:

Company Name: Brasfield Technology, LLC

Indicate (X)	☐ Limited Partnership (Ch. 179, Wis. Stats.)	Organized under
Entity Type	☐ Business Corporation (Ch. 180, Wis. Stats.) See Exception below	the laws of
☐ Nonstock Corporation (Ch. 181, Wis. Stats.)
	☒ Limited Liability Company (Ch. 183, Wis. Stats.)	DE

(state or country)

Does the above named non-surviving party have a fee simple ownership interest in any Wisconsin real estate?

☐ Yes ☒ No

If yes, the surviving entity is required to file a report with the Wisconsin Department of Revenue under sec. 73.14 of the Wisconsin Statutes. (See instructions.)

Company Name:

Indicate (X)	☐ Limited Partnership (Ch. 179, Wis. Stats.)	Organized under
Entity Type	☐ Business Corporation (Ch. 180, Wis. Stats.) See Exception below	the laws of
☐ Nonstock Corporation (Ch. 181, Wis. Stats.)
☐ Limited Liability Company (Ch. 183, Wis. Stats.)

(state or country)

Does the above named non-surviving party have a fee simple ownership interest in any Wisconsin real- estate?

☐ Yes ☐ No

If yes, the surviving entity is required to file a report with the Wisconsin Department of Revenue under sec. 73.14 of the Wisconsin Statutes. (See instructions.)

Schedule more non-surviving parties as an additional page and indicate whether the non-surviving party has a fee simple ownership interest in any Wisconsin real- estate.

2. Surviving Entity:

Company Name: Kirchman Corporation 01 5066849 imaged

Indicate (X)	☐ Limited Partnership (Ch. 179, Wis. Stats.)	Organized under
Entity Type	☒ Business Corporation (Ch. 180, Wis. Stats.) See Exception below	the laws of
☐ Nonstock Corporation (Ch. 181, Wis. Stats.)
	☐ Limited Liability Company (Ch. 183, Wis. Stats.)	WI

(state or country)

EXCEPTION: If the merger involves only Chapter 180 business corporations, use form 2001.

FILING FEE - $150.00

DFI/CORP/2000(R12/06)	1

3. Indicate below if the surviving entity is an indirect wholly owned subsidiary or parent:

☐ The surviving entity is a Domestic or Foreign Business Corporation that is an indirect wholly owned subsidiary or parent and the merger was approved in accordance with sec. 180.11045 and the requirements of sec. 180.11045(2) have been satisfied.

☒ The surviving entity is not a Domestic or Foreign Business Corporation that is an indirect wholly owned subsidiary or parent.

4. The Plan of Merger included in this document was approved by each entity that is a party to the merger in the manner required by the laws applicable to each entity, and in accordance with ss. 180.1103, 180.1104, 181.1103, 181.1104 and 183.1202, if applicable.

CONTINGENCY STATEMENT – The surviving entity of this merger is a domestic or foreign nonstock corporation. The Plan of Merger included in this document was approved by each entity that is a party to the merger in the manner required by the laws applicable to each entity, and in accordance with ss. 180.1103, 180.1104 and 183.1202, if applicable, and by a person other than the members or the board, if the approval of such person is required under s. 181.1103(2)(c).

☐	The approval of members is not required, and the Plan of Merger was approved by a sufficient vote of the board.

☐	The number of votes cast by each class of members to approve the Plan of Merger were sufficient for approval by that class.

Membership Class	Number of Memberships Outstanding	Number of Votes Entitled to be Cast	For	Against

(Append or attach the PLAN OF MERGER, (Optional Plan of Merger template on Pages 3 & 4)

5. (OPTIONAL) Effective Date and Time of Merger

These articles of merger, when filed, shall be effective on 01/01/2009 (date) at 12:01 a.m. (time).

(An effective date declared under this article may not be earlier than the date the document is delivered to the department for filing, nor more than 90 days after its delivery. If no effective date and time is declared, the effective date and time will be determined by ss. 179.11(2), 180.0123, 181.0123 or 183.0111, whichever section governs the surviving domestic entity.)

6. Executed on 12/30/2008 (date) by the surviving entity on behalf of all parties to the merger.	/s/ Michael D. Hayford
(Signature)

Mark (X) below the title of the person executing the document.	Michael D. Hayford
(Printed Name)
For a limited partnership
Title: ☐ General Partner	For a corporation

For a limited liability company Title: ☐ Member OR ☐ Manager	Title: ☐ President OR ☐ Secretary

or other officer title	Chairman-Officer

This document was drafted by:	Thomas H. Kister
(Name the individual who drafted the document)

DFI/CORP/2000(R12/06)

** TOTAL PAGE .02 **

Sec. 179.77, 180.1101(2), 181.1101(2), and 183.1203(2) Wis. Stats.	( T E M P L A T E )
State of Wisconsin DEPARTMENT OF FINANCIAL INSTITUTIONS Division of Corporate & Consumer Services
PLAN OF MERGER

1. Non-Surviving Parties to the Merger:

Company Name:

    Brasfield Technology, LLC

Indicate (X)	☐ Limited Partnership (Ch. 179, Wis. Stats.)	Organized under the
Entity Type	☐ Business Corporation (Ch. 180, Wis. Stats.)	laws of DE
☐ Nonstock Corporation (Ch. 181, Wis. Stats.)

	☒ Limited Liability Company (Ch. 183, Wis. Stats.)	(state or country)

Company Name:

Indicate (X)	☐ Limited Partnership (Ch. 179, Wis. Stats.)	Organized under the
Entity Type	☐ Business Corporation (Ch. 180, Wis. Stats.)	laws of
☐ Nonstock Corporation (Ch. 181, Wis. Stats.)
☐ Limited Liability Company (Ch. 183, Wis. Stats.)

(state or country)

Schedule more non-surviving parties as an additional page.

2. Surviving Entity:

Company Name:

    Kirchman Corporation

Indicate (X)	☐ Limited Partnership (Ch. 179, Wis. Stats.)	Organized under the
Entity Type	☒ Business Corporation (Ch. 180, Wis. Stats.)	laws of
☐ Nonstock Corporation (Ch. 181, Wis. Stats.)
	☐ Limited Liability Company (Ch. 183, Wis. Stats.)	WI

(state or country)

DFI/CORP/2000(R12/06)	3

PLAN OF MERGER (T E M P L A T E, Cont’d)

3. The manner and basis of converting the interests in each business entity that is a party to the merger into shares, interests, obligations or other securities of the surviving business entity or any other business entity or into cash or other property in whole or in part.

At 12:01 a.m., January 1, 2009, Brasfield Technology, LLC (“Brasfield”) will be merged with and into Kirchman Corporation (“Kirchman”) in accordance with section 180.1101 of the Wisconsin Business Corporation Law and pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act. After this merger, Kirchman will be the surviving entity and the separate existence and identity of Brasfield shall cease. The membership interest in Brasfield will be extinguished.

4. The terms and conditions of the merger.

(1) Kirchman shall possess all the rights, privileges, immunities and franchises, of a public nature as well as of a private nature, of each of Kirchman and Brasfield. (2) All property, real, personal and mixed and all debts due on whatever account, including subscriptions to shares and all other chooses in action, and every interest, of or belonging to or due to each of Kirchman and Brasfield, shall be taken and deemed to be transferred to and vested in Kirchman without further act or deed. (3) Title to any real estate, or any interest therein, vested in each of Kirchman and Brasfield shall not revert or be in any way impaired by reason of the Merger. (4) Kirchman shall be responsible and liable for all the liabilities and obligations of each of Kirchman and Brasfield.

5. Other provisions the parties to the merger may elect to include relating to the merger.

(1) Any claim existing or action or proceeding pending by or against either of Kirchman or Brasfield may be prosecuted to judgment as if the Merger had not taken place, or Kirchman may be substituted as the party in interest. (2) Neither the rights of creditors nor any liens upon the property of the Merging Corporations shall be impaired by the Merger.

6. The articles of incorporation or other similar governing document of the surviving domestic entity is amended as follows:

N/A

DFI/CORP/2000(R12/06)	4

Fee simple ownership interest ☐ Yes ☒ No (for DFI use only) ARTICLES OF MERGER Chapter 183-180 Merging: unlicensed foreign hhc (non-survivor)	$150.00 + 25.00 Exp STATE OF WISCONSIN FILED JAN - 2 2009 DEPARTMENT OF FINANCIAL INSTITUTIONS

Thomas H. Kister
Vice President & Senior Counsel
Metavante Corporation
4900 W. Brown Deer Road
Milwaukee, WI 53223

into: Kirchman Corporation (Wisconsin Domestic Corp) (survivor)

▲ Enter your return address within the bracket above.

Phone number during the day: (414)   357   - 9106

EFFECTIVE DATE: January 1, 2009

INSTRUCTIONS (Ref. Sec. 179.77, 180.11045, 180.1105, 181.1105, and 163.1204. Wis. Stats. for document content)

Submit one original and one exact copy along with the required filing fee of $150.00 to the address listed below. Make checks payable to the “Department of Financial Institutions”. Filing fee is non-refundable. Sign the document manually or otherwise allowed under sec. 179.14(1g)(c), 180.0103(18), 181.0103(23) or 183.0107(1g)(c).

Mailing Address: Department of Financial Institutions	Physical Address for Express Mail: Department of Financial Institutions	Phone: 608-261-7577
Division of Corporate & Consumer	Division of Corporate & Consumer	FAX: 608-267-6813
Services	Services	TTY: 608-266-8818
P O Box 7846	345 W. Washington Ave - 3rd Fl.
Madison WI 53707-7846	Madison WI 53703

NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

1. Enter the company name, type of entity, and state of organization of each non-surviving party to the merger. Definitions of foreign entity types are set forth in ss. 179.01(4), 180.0103(9), 181.0103(13) and 183.0102(8). Wis. Stats. Select yes or no to indicate whether the non-surviving party has a fee simple ownership interest in any Wisconsin real estate. See sec. 73.14 and 77.25, Wis. Stats., or contact the Wisconsin Department of Revenue at (608)266-1594 for questions regarding fee simple ownership interest and the filing requirements with that department.

2. Enter the company name, type of entity, and state of organization of the surviving entity.

3. Indicate whether or not the surviving entity is a Domestic or Foreign Corporation that is an indirect wholly owned subsidiary or parent. See sec. 180.11045(1)(b). Wis. Stats. for definition.

4. This Article states the manner in which the Plan of Merger was approved. If the surviving entity is a domestic or foreign nonstock corporation, complete the CONTINGENCY STATEMENT. Append or attach the Plan of Merger. A Plan of Merger template is available on pages 3 & 4. Its use is optional.

5. (Optional) If the merger is to take effect at a time other than the close of business on the day the articles of merger are delivered to the department for filing, state the effective date or date and time. An effective date may not be earlier than the date the document is delivered to the Department of Financial Institutions, nor a date more than 90 days after its delivery.

6. Enter the date of execution and the name and title of the person signing the document. If, for example, the surviving entity is a domestic limited liability company, the Articles of Merger would be signed by a Member or Manager of the limited liability company; if the surviving entity is a corporation, by an officer of the corporation, etc.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

OOS# 20081230 1734435

$150.00

25.00 Exp

DFI/CORP/2000(R12/06)	5